Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS THIRD QUARTER RESULTS

Continued solid earnings generated from defensive balance sheet

•	Earned $7.4 million of adjusted net income in the third quarter, or $0.15 of adjusted earnings per diluted share

•	On a GAAP basis, earned $7.6 million of net income in the third quarter, or $0.16 of net income per diluted share, increasing book value per share to $11.91

•	Continued to capitalize on a favorable lending environment, originating $178 million of new loans with conservative credit profiles and average yields of greater than 540 bps above LIBOR

•	Extended maturity and received commitment for renewal of existing warehouse line with Citi, reducing size from $400 million to $300 million

•	Experienced moderate decline in credit performance, reflecting increased risks from slowing economic activity and continued constraints on credit availability

Boston, November 5, 2008 – NewStar Financial, Inc. (NASDAQ: NEWS), a Boston-based commercial finance company, today reported adjusted net income for the third quarter of 2008 of $7.4 million, or $0.15 per diluted share. On a GAAP basis, the Company reported net income of $7.6 million, or $0.16 per diluted share, which reflected a $1.1 million after-tax non-cash equity compensation expense related to the 2006 IPO, offset by $1.3 million to reflect the tax impact of timing differences related to the recognition of losses on a prior asset sale.

“Adjusted net income” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 4. Reconciliations between GAAP and adjusted (non-GAAP) measures can be found in the attached financial tables.

“In a market environment as uncertain as we have just experienced, I am pleased to report another solid quarter of operating performance and financial results,” said Tim Conway, Chairman and Chief Executive Officer. “We continued to benefit from actions taken since the summer of 2007 to position the company defensively with a lower expense base, a liquid balance sheet and a funding platform with appropriate flexibility to support operations through a sustained period of stress in the capital markets. We will continue to manage cautiously to preserve liquidity and protect book value while the risk of prolonged weakness in the macro environment remains elevated.”

“NewStar delivered solid financial results in the third quarter led by continued widening in loan spreads, better fee income and strong expense management,” said John Kirby Bray, Chief Financial Officer. “The balance sheet continued to reflect conservative leverage with ample liquidity. With a commitment from Citi to renew our warehouse credit facility at $300 million, we will continue to have sufficient funding capacity and financial flexibility to support our planned origination activity.”

Funding and Capital

•

NewStar had $683 million of funding capacity, with approximately $530 million of available borrowing capacity under its credit facilities and existing term debt securitizations (CLOs) as of September 30, 2008.

•	Over 70% of loan assets were funded by term debt at attractive, locked-in spreads as of September 30, 2008.

•	Total cash and equivalents as of September 30, 2008 were $238 million, of which $133 million was unrestricted.

•

Extended maturity of existing warehouse line with Citi and received commitment for renewal subject to usual and customary conditions. In connection with the renewal, we will reduce the size of the credit facility from $400 million to $300 million. Other key terms of Citi’s commitment include changes in advance rates and pricing at levels that are consistent with terms of other recent comparable financing arrangements.

Origination Volume

•

Overall origination volume for the third quarter of 2008 was $178 million, of which $133 million was retained on NewStar’s balance sheet, $42 million was either syndicated or held for sale and $3 million was held for sale to the NewStar Credit Opportunities Fund (NCOF).

•

Credit spreads and amortizing fees on new loans originated in the third quarter continued to improve, with average yields greater than 540 bps above LIBOR, which is an increase of more than 195bps from the third quarter of 2007.

•	Corporate lending represented 100% of the new volume in the quarter.

Managed and Owned Loan Portfolios

•

Managed loan portfolio was $3.0 billion as of September 30, 2008, equal to the level at June 30, 2008, reflecting the net impact of $178 million of new origination, which was offset by prepayments and scheduled amortization of existing loans. Managed loan portfolio was up 14% from $2.6 billion as of September 30, 2007.

•	Assets managed for the NCOF were $570 million at September 30, 2008, down from $593 million at June 30, 2008 and up 16% from $491 million at September 30, 2007.

•

The owned loan portfolio continued to be balanced across industry sectors and highly diversified by issuer. As of September 30, 2008, no single issuer represented more than approximately 1% of total assets, excluding loans held-for-sale, and the ten largest issuers comprised approximately 10% of the loan portfolio.

•	The composition of the owned loan portfolio continued to reflect a focus on senior debt with 95% invested in 1st lien senior secured loans and debt investments at September 30, 2008.

Net Interest Income / Margin

•

Net interest income before provision for credit losses was $25.0 million for the third quarter of 2008 compared to $26.5 million for the second quarter of 2008 and $24.6 million for the third quarter of 2007.

•

Net interest margin decreased 27 bps to 3.90% for the third quarter of 2008 compared to 4.17% for the second quarter of 2008 and 4.29% for the third quarter of 2007 due principally to the impact of declining LIBOR rates. The benefit from the timing difference between asset and liability repricing tied to LIBOR continued to diminish in the third quarter. The contribution from earnings on excess cash also declined due to both the lower rate environment, as well as management’s decision to limit investments of excess cash to lower risk asset classes such as US Treasury securities.

Non-Interest Income

•	Non-interest income was $5.5 million for the third quarter of 2008 compared to $1.6 million for the second quarter of 2008, and $(21.8) million for the third quarter of 2007.

•

Adjusted non-interest income, excluding the impact of the write-down on the retained residual interest in prior periods, was $5.5 million in the third quarter of 2008 compared to $1.9 million in the second quarter of 2008 and $6.3 million in the third quarter of 2007.

•

Adjusted non-interest income in the third quarter of 2008 consisted primarily of $1.7 million of asset management income, $1.0 million of syndication related revenue recorded in gain on sale of loans, $0.7 million gain on rate protection products sold to clients, $0.3 million of structuring and placement fees, $0.2 million of syndication and agency fees, and $0.2 million of amendment fees.

Loan Credit Quality

•	The provision for credit losses was $12.0 million in the third quarter of 2008, up from $3.7 million in the second quarter of 2008.

•	Allowance for credit losses was $44.9 million or 1.87% of loans at September 30, 2008, compared to $38.2 million or 1.60% at June 30, 2008 and $31.9 million or 1.62% at September 30, 2007.

•

Non-accrual loans consisted of three loans with an aggregate outstanding balance of $26.4 million at September 30, 2008 compared to two loans with an aggregate outstanding balance of $10.1 million at June 30, 2008. Additionally, the Company had one $7.1 million asset at September 30, 2008 which was other real estate owned (“OREO”) as a result of a foreclosure on an impaired loan.

•	There were no delinquent loans as of September 30, 2008

•	NewStar established $11.5 million specific reserves in the third quarter of 2008 compared to $2.7 million in the second quarter of 2008.

•

NewStar had net charged-offs of $5.3 million or 0.87% of loans on an annualized basis in the third quarter of 2008 compared to $2.3 million or 0.38% of loans on an annualized basis in the prior quarter.

Expenses

•

Operating expenses decreased to $8.5 million in the third quarter of 2008 from $13.5 million in the second quarter of 2008, reflecting a lower expense base, no severance expense in the third quarter and lower compensation expense.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 877-681-3377 approximately 5-10 minutes prior to the call. International callers should dial 719-325-4839. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through November 12, 2008 by dialing 888-203-1112. International callers should call 719-457-0820. For all replays, please use the passcode 4420840. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle markets. The Company specializes in providing senior secured debt financing for the acquisition or recapitalization of mid-sized companies and commercial real estate. NewStar originates loans directly through a team of experienced, senior bankers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $20 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT, Chicago IL, San Diego CA, and Charleston SC. For more detailed transaction and contact information please visit www.newstarfin.com.

Contact:

Colleen M. Banse	Brian J. Fischesser
500 Boylston St., Suite 1600	500 Boylston St., Suite 1600
Boston, MA 02116	Boston, MA 02116
P. 617.848.2502	P. 617.848.2512
F. 617.848.4390	F. 617.848.4398
cbanse@newstarfin.com	bfischesser@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. As such, they are subject to material risks and uncertainties, including our limited operating history; the fact that we have yet to be profitable; the current dislocation in the credit markets and the general state of the economy; the rapid expansion of our business since inception; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these factors is described in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2007 Annual Report on Form 10-K, as supplemented by the Risk Factors contained in our Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Form 10-Q for the quarter ended September 30, 2008 with the SEC on or before November 10, 2008 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per diluted share, respectively, as determined under GAAP, excluding the following items: i) compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; ii) earnings generated from the assets sold in the second quarter of 2007 and the retained residual interest in these assets; and iii) the loss and expenses incurred in connection with the asset sale in the second quarter of 2007 and the change in fair value of the residual interest, including the impact on our effective tax rate. GAAP requires that these items be included in net income.

NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the assets sold during the second quarter of 2007 and the compensation expense related to restricted stock grants made since our inception as a private company, eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of adjusted net income to net income is included on page 7 of this release.

References to “adjusted net interest margin” mean annualized interest income as determined under GAAP (excluding interest income generated from the assets sold in the second quarter of 2007 and the retained residual interest) less annualized interest expense as determined under GAAP (excluding interest expense incurred from the assets sold in the second quarter of 2007), divided by average interest earning assets (excluding the assets sold in the second quarter of 2007 and the retained residual interest for the period.)

Adjusted return on average assets means adjusted net income divided by average assets for the period excluding the assets sold in the second quarter of 2007 and the retained residual interest. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less i) compensation expense related to restricted stock grants made since our inception as a private company; ii) earnings generated from the assets sold in the second quarter of 2007 and the retained residual interest; and iii) the loss and expenses incurred in connection with the asset sale in the second quarter of 2007 and the change in fair value of the residual interest. Adjusted cost of funds means adjusted interest expense divided by average interest bearing liabilities for the period and the credit facility funding for the assets sold in the second quarter of 2007. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on page 9 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	September 30, 2008	June 30, 2008	December 31, 2007	September 30, 2007
Assets:
Cash and cash equivalents	$132,853	$134,017	$76,155	$73,420
Restricted cash	105,231	81,676	115,807	119,572
Residual interest in securitization	—	—	631	3,051
Investments in debt securities, available-for-sale	4,166	4,619	35,498	37,636
Loans held-for-sale	18,562	15,508	112,944	117,528
Loans, net	2,342,186	2,340,410	2,201,442	1,933,469
Deferred financing costs, net	19,181	19,398	18,399	15,868
Interest receivable	11,629	11,549	14,120	14,501
Property and equipment, net	1,261	1,412	1,593	1,668
Deferred income taxes, net	29,374	10,987	13,355	11,421
Income tax receivable	—	3,229	4,635	12,355
Other assets	31,078	34,174	28,186	10,590

Total assets	$2,695,521	$2,656,979	$2,622,765	$2,351,079

Liabilities:
Repurchase agreements	$—	$—	$63	$545
Credit facilities	540,030	511,800	677,739	705,401
Term debt	1,532,425	1,540,225	1,364,725	1,165,725
Accrued interest payable	10,168	10,092	17,537	26,629
Income tax payable	1,261	—	—	—
Accounts payable	176	388	197	643
Other liabilities	33,712	26,157	59,814	25,042

Total liabilities	2,117,772	2,088,662	2,120,075	1,923,985
Total stockholders’ equity	577,749	568,317	502,690	427,094

Total liabilities and stockholders’ equity	$2,695,521	$2,656,979	$2,622,765	$2,351,079

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	September 30, 2008	June 30, 2008	December 31, 2007	September 30, 2007
Net interest income:
Interest income	$44,903	$46,034	$55,606	$52,626
Interest expense	19,864	19,583	30,826	28,071

Net interest income	25,039	26,451	24,780	24,555
Provision for credit losses	11,960	3,723	8,155	6,553

Net interest income after provision for credit losses	13,079	22,728	16,625	18,002

Non-interest income:
Fee income	725	1,395	5,620	3,334
Asset management income	1,699	1,476	1,618	1,471
Gain (loss) on derivatives	746	(11)	289	134
Gain (loss) on sale of loans and debt securities	1,022	47	(359)	11
Loss on investments in debt securities	(6)	(667)	(1,976)	(1,979)
Loss on residual interest in securitization	—	(308)	(2,420)	(28,136)
Other income	1,350	(339)	1,185	3,317

Total non-interest income	5,536	1,593	3,957	(21,848)

Operating expenses:
Compensation and benefits	5,161	9,580	11,169	11,169
Occupancy and equipment	795	938	835	781
General and administrative expenses	2,500	2,972	2,667	2,309

Total operating expenses	8,456	13,490	14,671	14,259

Income (loss) before income taxes	10,159	10,831	5,911	(18,105)
Income tax expense (benefit)	2,580	4,908	4,677	(7,260)

Net income (loss)	$7,579	$5,923	$1,234	$(10,845)

After tax adjustments to net income (loss):
IPO related compensation and benefits expense(1)	1,131	1,512	1,654	1,945
Loss on assets sold and retained residual interest(2)	(1,298)	169	4,240	16,628
Net interest income earned on assets sold and retained residual interest(3)	—	—	—	(602)

Adjusted net income	$7,412	$7,604	$7,128	$7,126

Net income (loss) per share:
Basic	$0.16	$0.12	$0.03	$(0.30)
Diluted	$0.16	$0.12	$0.03	$(0.30)

Weighted average shares outstanding:
Basic	48,525,154	48,532,542	38,812,358	36,253,628
Diluted	48,525,154	48,532,542	38,812,358	36,253,628

Adjusted net income per share:
Basic	$0.15	$0.16	$0.18	$0.20
Diluted	$0.15	$0.16	$0.18	$0.20

Adjusted weighted average shares outstanding:
Basic	48,525,154	48,532,542	38,812,358	36,253,628
Diluted	48,525,154	48,532,542	38,812,358	36,400,569

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(2)	Loss and expenses incurred in connection with the sale of assets comprised of 50 debt securities and two loans during Q2 2007, permanent impairments on these assets, the change in fair value of the residual interest in these assets, and the impact on the effective tax rate. The change in effective tax rate was applied retrospectively.
(3)	Net interest income earned on the assets sold during Q2 2007 and the residual interest in these assets.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Nine Months Ended September 30,
($ in thousands, except per share amounts)	2008	2007
Net interest income:
Interest income	$142,925	$148,689
Interest expense	64,771	78,877

Net interest income	78,154	69,812
Provision for credit losses	20,294	11,355

Net interest income after provision for credit losses	57,860	58,457

Non-interest income:
Fee income	3,652	10,177
Asset management income	4,826	3,686
Gain on derivatives	791	488
Loss on sale of loans and debt securities	283	(4,256)
Loss on investments in debt securities	(931)	(18,327)
Loss on residual interest in securitization	(631)	(28,136)
Other income	2,295	4,235

Total non-interest income	10,285	(32,133)

Operating expenses:
Compensation and benefits	26,241	34,195
Occupancy and equipment	2,568	1,883
General and administrative expenses	8,036	6,745

Total operating expenses	36,845	42,823

Income (loss) before income taxes	31,300	(16,499)
Income tax expense (benefit)	11,656	(6,626)

Net income (loss)	$19,644	$(9,873)

After tax adjustments to net income (loss):
IPO related compensation and benefits expense(1)	3,836	7,227
Loss on assets sold and retained residual interest(2)	(937)	26,786
Net interest income earned on assets sold and retained residual interest(3)	—	(2,860)

Adjusted net income	$22,543	$21,280

Net income (loss) per share:
Basic	$0.41	$(0.27)
Diluted	$0.41	$(0.27)

Weighted average shares outstanding:
Basic	48,282,775	36,256,398
Diluted	48,282,775	36,256,398

Adjusted net income per share:
Basic	$0.47	$0.59
Diluted	$0.47	$0.58

Adjusted weighted average shares outstanding:
Basic	48,282,775	36,256,398
Diluted	48,282,775	36,667,149

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(2)	Loss and expenses incurred in connection with the sale of assets comprised of 50 debt securities and two loans during Q2 2007, permanent impairments on these assets, the change in fair value of the residual interest in these assets, and the impact on the effective tax rate. The change in effective tax rate was applied retrospectively.
(3)	Net interest income earned on the assets sold during Q2 2007 and the residual interest in these assets.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

Three Months Ended
($ in thousands, except per share amounts)	September 30, 2008	June 30, 2008	December 31, 2007	September 30, 2007
Performance Ratios:
Return on average assets	1.15%	0.91%	0.19%	(1.87)%
Return on average equity	5.26	4.22	1.05	(9.91)
Net interest margin, before provision	3.90	4.17	3.98	4.29
Efficiency ratio	27.66	48.10	51.05	526.87
Loan portfolio yield	7.32	7.52	9.28	9.72

Credit Quality and Leverage Ratios:
Delinquent loan rate (at period end)	—%	0.97%	—%	0.37%
Non-accrual loan rate (at period end)	1.10	0.42	0.97	0.37
Annualized net charge off rate	0.87	0.38	0.81	—
Allowance for credit losses ratio (at period end)	1.87	1.60	1.58	1.62
Equity to assets (at period end)	21.43	21.39	19.17	18.17
Debt to equity (at period end)	3.59	x	3.61	x	4.06	x	4.38	x

Average Balances:
Loans and other debt products, gross	$2,398,212	$2,403,327	$2,304,028	$2,040,217
Interest earning assets	2,551,689	2,553,025	2,471,037	2,272,435
Total assets	2,628,428	2,624,658	2,522,382	2,302,288
Interest bearing liabilities	1,958,274	1,973,580	1,992,228	1,808,174
Equity	573,642	564,811	466,266	434,196

Allowance for credit loss activity:
Balance as of beginning of period	$38,223	$36,763	$31,925	$25,372
General provision for credit losses	499	1,061	3,563	2,153
Specific provision for credit losses	11,461	2,662	4,592	4,400
Net charge offs	(5,250)	(2,263)	(4,593)	—

Balance as of end of period	$44,933	$38,223	$35,487	$31,925

Supplemental Data (at period end):
Investments in debt securities, gross	$6,887	$6,918	$38,787	$41,608
Loans held-for-sale, gross	19,012	16,168	115,055	117,755
Loans held-for-investment, gross	2,406,520	2,396,107	2,248,480	1,973,793

Loans and investments in debt securities, gross	2,432,419	2,419,193	2,402,322	2,133,156
Unused lines of credit	370,704	364,855	454,837	412,168
Standby letters of credit	32,079	26,680	20,382	12,904

Total funding commitments	$2,835,202	$2,810,728	$2,877,541	$2,558,228

Loan portfolio	$2,432,419	$2,419,193	$2,402,322	$2,133,156
Loans owned by NewStar Credit Opportunities Fund	569,612	593,396	578,272	491,436

Managed loan portfolio	$3,002,031	$3,012,589	$2,980,594	$2,624,592

Loans held-for-sale, gross	$19,012	$16,168	$115,055	$117,755
Loans held-for-investment, gross	2,406,520	2,396,107	2,248,480	1,973,793

Total loans, gross	2,425,532	2,412,275	2,363,535	2,091,548
Deferred fees, net	(21,241)	(19,187)	(15,762)	(10,179)
Allowance for loan losses - general	(32,148)	(31,986)	(28,795)	(25,972)
Allowance for loan losses - specific	(11,395)	(5,184)	(4,592)	(4,400)

Total loans, net	$2,360,748	$2,355,918	$2,314,386	$2,050,997

Book value per share	$11.91	$11.71	$11.58	$11.78

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Nine Months Ended September 30,
($ in thousands, except per share amounts)	2008	2007
Performance Ratios:
Return on average assets	1.00%	(0.62)%
Return on average equity	4.68	(3.09)
Net interest margin, before provision	4.09	4.33
Efficiency ratio	41.66	113.65
Loan portfolio yield	7.76	9.76

Credit Quality Ratio:
Annualized net charge off rate	0.81%	—%

Average Balances:
Loans and other debt products, gross	$2,411,604	$1,950,180
Interest earning assets	2,554,199	2,156,401
Total assets	2,620,030	2,142,736
Interest bearing liabilities	1,978,561	1,692,391
Equity	560,748	427,748

Allowance for credit loss activity:
Balance as of beginning of period	$35,487	$20,570
General provision for credit losses	2,643	6,955
Specific provision for credit losses	17,651	4,400
Net charge offs	(10,848)	—

Balance as of end of period	$44,933	$31,925

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Three Months Ended
($ in thousands)	September 30, 2008	June 30, 2008	December 31, 2007	September 30, 2007
Performance Ratios:
Return on average assets	1.12%	1.17%	1.12%	1.24%
Return on average equity	5.14	5.41	6.07	6.51
Efficiency ratio	22.70	42.02	35.65	37.39
Net interest margin, before provision	3.90	4.17	3.98	4.16
Yield on interest earning assets	7.00	7.25	8.93	9.12

Credit Quality and Leverage Ratios (at period end):
Equity to assets	21.43	21.39	19.17	18.19

Consolidated Statement of Operations Adjustments(1):
Interest income	$44,903	$46,034	$55,606	$52,626
Less: interest income earned on assets sold and retained residual interest(2)	—	—	—	1,019

Adjusted interest income	$44,903	$46,034	$55,606	$51,607

Non-interest income	$5,536	$1,593	$3,957	$(21,848)
Plus: loss on assets sold and retained residual interest(2)	—	308	2,420	28,136

Adjusted non-interest income	$5,536	$1,901	$6,377	$6,288

Operating expenses	$8,456	$13,490	$14,671	$14,259
Less:
IPO related compensation and benefits expense(3)	1,517	1,576	2,632	3,108
Expenses resulting from sale of assets(2)	—	—	931	—

Adjusted operating expenses	$6,939	$11,914	$11,108	$11,151

Average Balances:
Assets	$2,628,428	$2,624,658	$2,522,382	$2,302,288
Less: assets sold and residual interest(2)	—	308	1,841	26,955

Adjusted assets	$2,628,428	$2,624,350	$2,520,541	$2,275,333

Interest earning assets	$2,551,689	$2,553,025	$2,471,037	$2,272,435
Less: assets sold and residual interest(2)	—	308	1,841	26,955

Adjusted interest earning assets	$2,551,689	$2,552,717	$2,469,196	$2,245,480

Consolidated Balance Sheet Adjustments
Assets	$2,695,521	$2,656,979	$2,622,765	$2,351,079
Less: assets sold and residual interest(2)	—	—	631	3,051

Adjusted assets	$2,695,521	$2,656,979	$2,622,134	$2,348,028

(1)	Adjustments are pre-tax.
(2)	On June 29, 2007, the Company completed the sale of assets comprised of 50 debt securities and two loans and retained a residual interest in these assets. The adjustment represents the financial impact of the sold assets and residual interest.
(3)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Nine Months Ended September 30,
($ in thousands)	2008	2007
Performance Ratios:
Return on average assets	1.15%	1.42%
Return on average equity	5.37	6.65
Efficiency ratio	35.88	40.98
Net interest margin, before provision	4.09	4.30
Yield on interest earning assets	7.48	9.22
Cost of funds	4.37	6.23

Consolidated Statement of Operations Adjustments(1):
Interest income	$142,925	$148,689
Less: interest income earned on assets sold and retained residual interest(2)	—	9,458

Adjusted interest income	$142,925	$139,231

Interest expense	$64,771	$78,877
Less: interest expense related to assets sold(2)	—	4,620

Adjusted interest expense	$64,771	$74,257

Non-interest income	$10,285	$(32,133)
Plus: loss on assets sold and retained residual interest(2)	631	45,323

Adjusted non-interest income	$10,916	$13,190

Operating expenses	$36,845	$42,823
Less: IPO related compensation and benefits expense(3)	4,891	10,792

Adjusted operating expenses	$31,954	$32,031

Average Balances:
Assets	$2,620,030	$2,142,736
Less: assets sold and residual interest(2)	310	137,422

Adjusted assets	$2,619,720	$2,005,314

Interest earning assets	$2,554,199	$2,156,401
Less: assets sold and residual interest(2)	310	137,422

Adjusted interest earning assets	$2,553,889	$2,018,979

Interest bearing liabilities	$1,978,561	$1,692,391
Less: credit facility funding for assets sold(2)	—	99,829

Adjusted interest bearing liabilities	$1,978,561	$1,592,562

(1)	Adjustments are pre-tax.
(2)	On June 29, 2007, the Company completed the sale of assets comprised of 50 debt securities and two loans and retained a residual interest in these assets. The adjustment represents the financial impact of the sold assets and residual interest.
(3)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	September 30, 2008		June 30, 2008		December 31, 2007		September 30, 2007
Portfolio Data:
First mortgage	$365,758	15.0%	$385,535	15.9%	$353,755	14.7%	$289,426	13.6%
Senior secured asset-based	42,830	1.8	45,861	1.9	56,988	2.4	65,200	3.1
Senior secured cash flow	1,905,906	78.4	1,857,847	76.8	1,829,734	76.2	1,582,636	74.2
Senior subordinated asset-based	70,075	2.9	80,889	3.3	110,719	4.6	115,566	5.4
Senior subordinated cash flow	8,183	0.3	9,789	0.4	14,352	0.6	26,162	1.2
Second lien	32,888	1.3	32,546	1.4	32,295	1.3	53,440	2.5
Mezzanine/subordinated	6,779	0.3	6,726	0.3	4,479	0.2	726	—

Total	$2,432,419	100.0%	$2,419,193	100.0%	$2,402,322	100.0%	$2,133,156	100.0%

Middle Market Corporate	$2,044,945	84.1%	$2,006,708	82.9%	$2,021,559	84.1%	$1,818,329	85.3%
Commercial Real Estate	387,474	15.9	412,485	17.1	380,763	15.9	314,827	14.7

Total	$2,432,419	100.0%	$2,419,193	100.0%	$2,402,322	100.0%	$2,133,156	100.0%